Exhibit 10.3

August 28, 2012

Timios National Corporation

4601 North Fairfax Road, Suite 1200

Arlington, VA 22203

Attn:  Thomas McMillen, CEO

Re:                             Termination and Release Agreement

Mr. McMillen:

Reference is made to that certain (i) Exchange Agreement entered into on the date hereof (the “Exchange Agreement”) by Timios National Corporation (the “Company”), YA Global Investments, L.P. (“YA”) and the other parties named therein, (ii) Securities Purchase Agreement by and between the Company and YA dated March 13, 2008 (the “2008 SPA”), (iii) Stock Pledge Agreement by and between the Company and YA dated as of November 26, 2008 (the “First 2008 Stock Pledge Agreement”), (iv) Stock Pledge Agreement by and between the Company and YA dated as of November 28, 2008 (the “Second 2008 Stock Pledge Agreement”), (v) Registration Rights Agreement by and between the Company and YA dated as of March 14, 2008 (the “2008 Registration Rights Agreement”) and (vi) Investor Registration Rights Agreement by and between the Company and YA dated as of February 6, 2006 (the “2006 IRRA” and, collectively, with the 2008 SPA, First 2008 Stock Pledge Agreement, Second 2008 Stock Pledge Agreement and 2006 IRRA, the “Specified Agreements”).  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Exchange Agreement.

Pursuant to the Exchange Agreement, YA, Management and Timios Management agreed to restructure their investments in the Company and its subsidiaries.  In connection therewith, among other things, YA and the Company agreed to terminate the Specified Agreements.  Accordingly, YA and the Company hereby terminate the Specified Agreements and, on and after the date hereof, the Specified Agreements will be of no further force or effect.  YA hereby releases the Company from any and all obligations owed by the Company to YA under the Specified Agreements and the Company hereby releases YA from any and all obligations owed by YA to the Company under the Specified Agreements.

Very truly yours,

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: Member & General Counsel

ACKNOWLEDGED AND AGREED:

TIMIOS NATIONAL CORPORATION

By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and CEO